Presentation for: Seattle Bank Members January/February 2015 Your Cooperative Positioned for the Future Exhibit 99.1 Proposed Merger of the FHLBanks of Seattle and Des Moines

This presentation includes forward-looking statements, as described in the Joint Merger Disclosure Statement (“Disclosure Statement”). The Cautionary Statement Regarding Forward-Looking Statements included in the Disclosure Statement applies to this presentation as well as to the Disclosure Statement. Forward-Looking Statements 2

• Why Merge, Why Now, and Why Des Moines? • Benefits for Seattle Bank Members – as Customers and Stockholders • About the Merger Process Agenda 3

Why Merge, Why Now, and Why Des Moines? 4

Why Merge, Why Now, and Why Des Moines? A volatile mortgage market, driving: • Other-than-temporary impairment losses in our private-label mortgage-backed securities (PLMBS) portfolio • An accumulated other comprehensive loss (AOCL) on our balance sheet Declining membership, resulting from: • Industry consolidation • Loss of large and small members Declining advances, resulting in: • Greater reliance on investments as a source of income • Low ratio of core mission activity (CMA) assets to consolidated obligations Business and financial limitations imposed by the Consent Arrangement: • Restrictions on our ability to enter new business lines (e.g., acquiring member mortgage assets) • Restrictions on our ability to repurchase, redeem, and pay dividends on capital stock A Look Back on the Challenges We’ve Faced as a Cooperative 5

Returned to Consistent Profitability in 2010 Why Merge, Why Now, and Why Des Moines? Significant Progress Since 2010 Selected Performance Measures ($ in millions) (1) Return on PVCS is computed as year-to-date net income divided by year-to-date average PVCS, annualized. Average annual one-month LIBOR is the year-to-date average one-month LIBOR. (2) Defined as advances, acquired member assets (such as mortgage loans), and certain housing finance agency obligations as a percentage of consolidated obligations. 6

Why Merge, Why Now, and Why Des Moines? Our environment continues to change: • Structural changes in our industry that are not short-term in nature: — Continuing consolidation of banks and credit unions — Increased regulatory burden • Fundamental changes in the mortgage market; Fannie Mae, Freddie Mac dominating market • Effect of quantitative easing creating abundant liquidity and reducing need for wholesale funding • Conflicting regulatory comments regarding the use of wholesale funding As a result, the Seattle Bank is challenged by: • Low levels of advance demand • Reliance on investments as a significant source of income • Reduced opportunity to grow our CMA assets • Increasing operational expenses Evolving Environment Presents New Challenges 7

…to Ensure our Continued Ability to Provide Value to our Members Why Merge, Why Now, and Why Des Moines? We Have an Obligation to Prepare for the Future… 8 The Seattle Bank exists to provide members with funding and liquidity. • Advances are our core business. Reliability is crucial. • We must be available at all points in an economic cycle and during a member’s lifecycle. We want to be innovative to help members thrive in a challenging environment. • We work to anticipate member needs, and value our members’ input. We have an obligation to safeguard the capital our members have entrusted to us. • We must be able to redeem/repurchase stock at par. Any dividend must be reasonable. • We strive to optimize value to our members.

A Strategic Opportunity to Create a Stronger FHLBank Why Merge, Why Now, and Why Des Moines? Complementary Memberships • 1,485 members, 90% with assets under $1 billion • Serving largely rural areas, several large cities • $74.2 billion in advances Complementary Balance Sheets / Market Values of Equity Similar Member-Centric Cultures Combined District • 13 states and 3 territories • Represented by 74 members of Congress • Headquartered in Des Moines • Regional office in Seattle All figures as of 9/30/14 A Merger with the Des Moines Bank 9

Why Merge, Why Now, and Why Des Moines? Combined Board of Directors • 14 directors from current Seattle Bank • 15 directors from current Des Moines Bank • Six board committees with 9 to 10 members each Co-Executive Leaders • Dick Swanson, CEO, currently President and CEO of the Des Moines Bank • Mike Wilson, President, currently President and CEO of the Seattle Bank Affordable Housing Advisory Council • One representative from each state • Two at-large representatives A Leadership Structure Committed to Meeting the Needs of All Members Across a Combined District 10

Benefits for Seattle Bank Members – as Customers and Stockholders 11

Benefits for Seattle Bank Members A Return to Normal Operations — Restored Liquidity in Your Capital Stock — Dividends Commensurate with the Bank’s Financial Performance An Enhanced Suite of Products and Services An Opportunity to Build a Stronger Cooperative Benefits of the Merger for Seattle Bank Members 12

Benefits for Seattle Bank Members Restored Liquidity in Your Capital Stock • Following ratification of the merger and FHFA approval, the combined bank would seek to return all excess capital stock in conjunction with the merger. • Combined bank would expect to repurchase excess stock regularly and not less than monthly. Dividends Commensurate with the Bank’s Financial Performance • Two-tiered dividend structure, paying differential rates on membership and activity-based stock, based on prior quarter’s net income and member’s average outstanding capital stock • Current annualized stock dividend: 350 bps on activity-based stock; 50 bps on membership stock A Return to Normal Operations 13

Leveraging the Best Features of Each Bank’s Current Offerings Benefits for Seattle Bank Members An Enhanced Suite of Product and Services 14 Advance Products and Financial Services • Similar advance pricing; discounts on advances over $15 million and $25 million at origination • Community Investment Program (CIP) advances capped at $6.0 million per member, but support broader qualification criteria and terms as short as one year • Online banking portal “eAdvantage” supports online borrowing, collateral pledging, wire transfers • Operational / transaction fees (e.g., for safekeeping, wire transfers) expected to be lower than today’s Mortgage Partnership Finance® (MPF ®) Program • Continued access to MPF Xtra® • Additional access to MPF Traditional for direct sales to your FHLBank cooperative Collateral Availability • Generally, the combined bank will accept a broader range of collateral, although lending values for specific collateral types may vary. • Members will be able to pledge residential construction loans and farmland loans (currently available only to Community Financial Institution (CFI) members).

Leveraging the Best Features of Each Bank’s Current Offerings Benefits for Seattle Bank Members An Enhanced Suite of Products and Services 15 Affordable Housing Program (AHP) • Separate programs in 2015 based on each bank’s 2014 earnings • Combined program in 2016 Customer Service and Support • Relationship management teams based in Seattle and Des Moines • Continuing member outreach — Fall membership conference — Regional meetings — Educational programming • Service hours extending from 5:00 a.m. to 5:00 p.m. Pacific time; advance deadline 1:30 p.m. Pacific time

Greater Economies of Scale Benefits for Seattle Bank Members An Opportunity to Build a Stronger Cooperative Expected annual cost savings of $50 million by the end of 2017: • Increases profitability • Enhances the bank’s financial metrics • Increases availability of funding for affordable housing Historical and Pro Forma Financial Metrics (as of 9/30/14; $ in millions except MVE and cash dividends per share) * Unaudited pro forma information is presented as if the merger occurred on 9/30/14. ** Assumes the repurchase of excess MRCS. 16

Des Moines Bank Seattle Bank Combined Bank Banks and Thrifts 1,001 86% 208 65% 1,209 82% Credit Unions 108 9% 105 33% 213 14% Insurance Companies 54 5% 4 1% 58 4% Non-depository Community Development Financial Institutions (CDFIs) 1 0% 2 1% 3 0% Total Members 1,164 100% 319 100% 1,483 100% Greater Diversification of Risks An Opportunity to Build a Stronger Cooperative 17 The combined bank will serve a more economically and geographically diverse membership: • Supports a more diverse asset portfolio • Reduces reliance on the funding needs of any particular member, member segment, or geographic region Membership Composition Based on 9/30/14 data Benefits for Seattle Bank Members

About the Merger Process 18

About the Merger Process Fundamentally, a Merger of Equals • All Members Treated Equally • No Impairment of Member Stock Common Principles Guiding Our Decisions and Actions • Focusing on Our Members • Strengthening Our Financial Position • Starting with the Des Moines Bank’s Processes and Systems • Leveraging Best Practices • Effectively Managing Our Risks • Ensuring Operational Readiness on “Day One” A Voluntary Merger Guided by Common Principles 19

About the Merger Process Process defined by regulation, but unprecedented in practice. Seattle and Des Moines banks’ approach:  Letter of intent  Due diligence  Merger agreement (unanimously approved by both boards of directors)  Merger application to Federal Housing Finance Agency (FHFA) / FHFA approval • Member ratification of merger agreement • FHFA acceptance of organizational certificate A Voluntary Merger Governed by Regulation 20

About the Merger Process Ratification requires a simple majority of the votes cast. Your vote counts: • Based on “Seattle Bank required shares” (as defined in the Disclosure Statement) as of 9/30. • Subject to limitation that no member may cast a number of votes that exceeds the average number of the Seattle Bank required shares of all members of the Seattle Bank entitled to vote, calculated on a district-wide basis, as of the record date. • Consult your voting packet for details. How to proceed: • Review your disclosure packet thoroughly – both the benefits and the risks. • Consult with your tax accountant or legal advisor regarding questions specific to your institution. • Obtain any required resolutions to cast your ballot. • Return your ballot to ensure receipt by the Seattle Bank no later than February 23, 2015. Next Step in the Process: Member Vote 21

About the Merger Process Our Commitment: You Will Experience No Interruption in Your Access to Liquidity during the Merger Process. Our Timeline 22

A Vote for the Future of Your Cooperative. The Seattle Bank’s Board of Directors unanimously supports a merger with the Des Moines Bank because of the many benefits it offers the bank’s members—as customers and stockholders. The board encourages you to vote in favor of ratifying the merger agreement. 23

Q&A 24